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                                                                    Exhibit 99.4




                         [LETTERHEAD OF UBS WARBURG LLC]





The Board of Directors
Duramed Pharmaceuticals, Inc.
7155 East Kemper Road
Cincinnati, Ohio  45249


Members of the Board:

We hereby consent to the inclusion of our opinion letter as Annex 3 to, and to the reference thereto under the caption "SUMMARY -- Opinion of Duramed's Financial Advisor" and "THE MERGER -- Opinion of Duramed's Financial Advisor" in, the Joint Proxy Statement/Prospectus of Duramed Pharmaceuticals, Inc. ("Duramed") and Barr Laboratories, Inc. ("Barr") relating to the proposed merger involving Duramed and Barr. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                            /s/ UBS Warburg LLC
                                            ------------------------------------
                                            UBS WARBURG LLC


New York, New York
August 6, 2001